As filed with the Securities and Exchange Commission on August 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0458888 (I.R.S. Employer Identification Number)

405 Eagleview Boulevard

Exton, Pennsylvania 19341

(Address, including zip code, of registrant’s principal executive offices)

Fibrocell Science, Inc. 2009 Equity Incentive Plan (as amended)

(Full title of the plans)

Declan Daly, Chief Financial Officer

405 Eagleview Boulevard

Exton, Pennsylvania 19341

(484) 713-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri, Esq.

Schiff Hardin LLP

901 K Street NW, Suite700

Washington, DC 20001

(202) 724-6847

Facsimile: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of each Class of Security being Registered	Amount being Registered (1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	2,000,000	$5.80	$11,600,000.00	$1,582.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Fibrocell Science, Inc. common stock that may be granted under the Fibrocell Science, Inc. 2009 Equity Incentive Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The Proposed Maximum Offering Price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $5.80 per share, the average of the high and low prices of the registrant’s common stock of as reported on the NYSE MKT on August 8, 2013.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Fibrocell Science, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 2,000,000 shares of common stock of the Company to be issued pursuant to the Company’s 2009 Equity Incentive Plan, as amended (the “Equity Plan”). The contents of the previous Registration Statement on Form S-8 filed by us with the SEC for the Equity Plan on March 11, 2011 (File No. 333-172776) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 1, 2013, and the amendment to our Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 29, 2013;

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013;

(c) The Company’s Definitive Proxy Statement on Schedule 14A filed on May 31, 2013;

(d) The Company’s Current Reports on Form 8-K dated February 21, 2013; March 5, 2013; March 14, 2013; April 29, 2013; June 28, 2013; July 1, 2013; and July 22, 2013; and

(e) The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on May 14, 2013, and any amendment or report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed December 13, 2012)

4.2	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed April 29, 2013)

4.3	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed July 19, 2013)

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 8-K filed September 2, 2009)

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form 10-Q filed November 23, 2009)

4.6#	2009 Equity Incentive Plan, as amended

5#	Opinion of Schiff Hardin LLP

23.1#	Consent of BDO USA, LLP

23.2#	Consent of Schiff Hardin LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

#	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on August 15, 2013.

FIBROCELL SCIENCE, INC.

By:	/s/ David Pernock
Name:	David Pernock
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Pernock and Declan Daly, each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Pernock David Pernock	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 15, 2013

/s/ Declan Daly Declan Daly	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	August 15, 2013

/s/ Kelvin Moore Kelvin Moore	Director	August 15, 2013

/s/ Marc Mazur Marc Mazur	Director	August 15, 2013

/s/ Marcus Smith Marcus Smith	Director	August 15, 2013

/s/ Julian Kirk Julian Kirk	Director	August 15, 2013

/s/ Christine St.Clare Christine St.Clare	Director	August 15, 2013

/s/ Douglas J. Swirsky Douglas J. Swirsky	Director	August 15, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed December 13, 2012)

4.2	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed April 29, 2013)

4.3	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed July 19, 2013)

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 8-K filed September 2, 2009)

4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form 10-Q filed November 23, 2009)

4.6#	2009 Equity Incentive Plan, as amended

5#	Opinion of Schiff Hardin LLP

23.1#	Consent of BDO USA, LLP

23.2#	Consent of Schiff Hardin LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

#	Filed herewith.